Form of Consultant's Corporate Advisory Services Agreement

This Consultant's Corporate Advisory Services Agreement (this "Agreement"), is made as of July __, 2015, between Zaxis International Inc., a Delaware corporation, having its principal place of business located at 7 Imber St., Petah Tikva, 4951141, Israel (the "Corporation") and _________, a resident of the State of Israel (the "Consultant"). The Corporation and the Consultant are sometimes referred to collectively, as the "Parties" and individually, as a "Party."

WHEREAS, the Corporation wishes to assure itself of the Services of the Consultant as provided in this Agreement, and the Consultant is willing to provide the Services to the Corporation under the terms and conditions hereinafter provided:

NOW THEREFOR, in consideration of the premises and of the mutual promises and covenants herein contained, the Parties hereto agree as follows:

1. Engagement. The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation.

2. Services.

2.1 The Consultant shall render to the Corporation the Services described below (the "Services"), with respect to which the Consultant shall apply his best efforts and devote such time as shall be reasonably necessary to perform his duties hereunder and advance the interests of the Corporation. The Consultant shall report directly to the Chief Executive Officer of the Corporation and/or to such persons as the Chief Executive Officer shall direct.

2.2 The Services to be rendered by the Consultant to the Corporation shall consist of, but not be limited to: (i) developing an in-depth familiarization with the Corporation's business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof; (ii) advising the Corporation with respect to its corporate development including the competitive environment in which the Corporation shall operate, so as to evaluate the Corporation's financial performances compared to that of its competition, as well as the Corporation's long-term business strategies; (iii) identifying prospective suitable acquisitions for the Corporation, performing appropriate diligence investigations with respect potential acquisition candidates and assisting the Corporation in any negotiations which may ensue therefrom; and (iv) introducing to the Corporation person/entities with interest in investing in the Corporation or any of its potential projects.

2.3 The Services to be rendered by the Consultant to the Corporation shall under no circumstances include: (i) any activities which could be deemed by the Securities and Exchange Commission ("SEC") to constitute investment banking or any other activities requiring the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934; (ii) any activities which could be deemed by the SEC to be in connection with the offer or sale of securities; or (iii) any activities which directly or indirectly promote or maintain a market for the Corporation's securities.

3. Compensation.

3.1 For the Services to be rendered and performed by the Consultant under this Agreement, the Corporation shall issue to the Consultant either or both of the following warrants:
(i) Class B Warrants exercisable on a cashless basis, for a 2 year period, to acquire _______ shares of the Corporation's common stock, par value $0.0001 per share (the "Shares") at an exercise price of US$0.40 per Share; and/or
(ii) Class C Unit Warrants (the "Class C Unit Warrants"), each unit consisting of one (1) share of the Corporation's common stock, par value $0.0001 per share (the "Shares") and one additional warrant (the "Class A Warrants") with the following provisions: (a) the exercise price of the Class C Unit Warrant is $0.40; (b) the exercise price of the underlying Class A Warrant is $0.80; and (c) the Class C Unit Warrant and the underlying Class A Warrant will be exercisable commencing on the date ninety (90) days after the effective date of the Company's registration statement filed with the SEC for the purposes of registering the Shares which are part of this Class C Unit Warrant Agreement and shall expire ninety (90) days thereafter.

3.2 The Consultant acknowledges its understanding that the issuance of the above-referenced warrants (collectively, the "Warrants") and the underlying securities is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act") in reliance upon Section 4(2) of the Act and Regulation S promulgated by the SEC under the Act. In furtherance thereof, the Consultant hereby represents to the Corporation that: (i) he is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Act by reason of Rule 501(a)(3); (ii) he is acquiring the Warrants for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Warrants or underlying securities; (iii) he has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of accepting the Warrants as compensation for his Services; and (iv) he has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Warrants and underlying securities.

4. Miscellaneous.

4.1 Consultant is and shall at all times be an independent contractor with respect to the Services that it is rendering to Corporation pursuant to this Agreement and Consultant shall at no times be an affiliate, employee, agent, partner or representative of Corporation and Consultant shall not take any action nor in any way hold itself out as such. At no time shall Consultant have any authority or power to bind the Corporation or to act on behalf of the Corporation in any manner, including without limitation, making any direct or indirect representation or covenant by the Corporation to any third party.

4.2 This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law principles thereof.

4.3 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is unenforceable or invalid under such law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such provision and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

4.4 This Agreement shall not be assigned or delegated, by operation of law or otherwise, by either party hereto without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written:

Zaxis International Inc.

By: ___________________
Name: Liron Carmel
Title:CEO

_____________, Consultant

By:___________________
Name: ____________
Title: Consultant